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                                         Registration No. 333-82119
                                                     Rule 424(b)(2)

PRICING SUPPLEMENT No. 11 Dated April 19, 2000
(To Prospectus dated July 22, 1999)

                         $7,500,000,000

   H O U S E H O L D   F I N A N C E   C O R P O R A T I O N

                       Medium Term Notes

           Due Nine Months or More from Date of Issue

Principal Amount:   $175,000,000

Price to Public:    100%                Proceeds to HFC:  99.943%

Issue Date: April 25, 2000        Stated Maturity: April 25, 2002

Redeemable On or After:  Not Applicable

Initial Interest Rate:   To be determined on April 20, 2000

Interest Rate Basis:     LIBOR Telerate.

Spread or Spread Multiplier:  Plus .15%  ( +15 basis points)

Interest  Payment  Dates:  On the 25th of July,  October,  January,
     April  of  each year, commencing May 25, 2000, and the  Stated
     Maturity.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Interest Reset Date:  On each Interest Payment Date.

Interest Determination Date: On the Second London Business Day prior to each Interest Payment Date.

Index Maturity:  Three months.

Agent:    Merrill Lynch & Co, as Principal - $150,000,000
          Chase Securities Inc. - $25,000,000


Agent's Discount or Commission:    .057%